Exhibit 99.1

AtlasClear Holdings, Inc. Reports Fiscal Third Quarter 2026 Results

-Third Quarter Revenue Increased 65% Year-over-Year to $4.2 Million-

-Fiscal Year-to-Date Revenue Increased 67% to $13.5 Million-

-Legacy De-SPAC Liabilities Reduced by More Than 95% Since Fiscal Year-End 2024-

-Stockholders’ Equity Improved to $22.3 Million from a $(6.8) Million Deficit at Fiscal Year-End-

-Stock Locate and Securities Lending Revenue Reached $3.0 Million Fiscal Year-to-Date-

-Five Correspondent Relationships Signed or Actively Onboarding-

-Earnings Conference Call Scheduled for Thursday, May 14, 2026, at 8:30 AM ET-

TAMPA, Fla., May 13, 2026 (GLOBE NEWSWIRE) — AtlasClear Holdings, Inc. (“AtlasClear” or the “Company”) (NYSE American: ATCH), a technology-enabled financial services platform modernizing trading, clearing, settlement, and banking infrastructure, today announced financial results for its fiscal third quarter ended March 31, 2026.

Fiscal Third Quarter 2026 Financial Highlights:

(Quarter Ended March 31, 2026)

●	Revenue for the quarter increased 65% year-over-year to $4.2 million, compared to $2.5 million in the prior-year quarter.

●	Revenue for the nine months ended March 31, 2026, increased 67% to $13.5 million, compared to $8.1 million in the prior-year period.

●	Fiscal year-to-date net income of $4.4 million, or $0.05 per diluted share, compared to a net loss per share of $(0.02) in the prior-year nine-month period.

●	Stock locate and securities lending revenue totaled $1.4 million in the quarter and $3.0 million year-to-date, compared to effectively zero in the comparable prior-year periods.

●	Legacy de-SPAC liabilities reduced by more than 95% since fiscal year-end 2024, from approximately $34 million in aggregate to under $1 million.

●	Stockholders’ equity increased to $22.3 million as of March 31, 2026, compared to a deficit of $(6.8) million as of June 30, 2025.

●	Total liabilities declined approximately $16 million from fiscal year-end 2025.

●	Cash and cash equivalents totaled $16.7 million; total cash including segregated customer and PAB reserve cash totaled approximately $41.2 million.

●	Wilson-Davis & Co., Inc. ended the quarter with net capital of approximately $15.2 million, approximately 50% higher than at the time of the Company’s acquisition of Wilson-Davis in early 2024.

Management Commentary:

“This quarter marks AtlasClear’s clearest demonstration yet that the platform we set out to build is taking commercial shape,” said John Schaible, Executive Chairman of AtlasClear. “AtlasClear has moved from balance sheet repair to operational scaling, and the pending acquisitions are intended to expand the Company’s earnings capacity, operating leverage, and service capabilities across clearing, capital markets, and banking. The pieces are increasingly coming together. The next phase is execution.”

“Wilson-Davis is performing, and the correspondent pipeline is the leading indicator of where the business is heading,” said Craig Ridenhour, President of AtlasClear. “Securities lending has gone from immaterial to a $3.0 million year-to-date contributor on the back of deliberate operational build-out. We expect that combination of execution and pipeline to define the next several quarters.”

Operational and Strategic Highlights:

During and following the quarter, AtlasClear continued executing on its strategy to build an integrated financial services platform combining clearing, capital markets, and banking capabilities.

Key strategic developments included:

●	Signed or actively onboarding five correspondent clearing relationships, with additional relationships in late-stage development.

●	Submitted formal application to the Federal Reserve and Wyoming Division of Banking for the proposed acquisition of Commercial Bancorp of Wyoming.

●	Executed Letter of Intent to acquire Ark Financial Services and its broker-dealer subsidiary, Dawson James Securities, with the transaction structured in two steps to accommodate FINRA requirements.

●	Continued expansion of securities lending and stock locate operations, leveraging Wilson-Davis’s correspondent-clearing capability.

●	Continued investment in operational infrastructure, compliance, technology systems, and personnel to support scaling.

Balance Sheet and Capital Structure Progress:

The Company made substantial progress repairing its balance sheet and resolving legacy obligations from the de-SPAC transaction. Total assets increased to $73.9 million, while stockholders’ equity improved by $29.1 million over nine months to $22.3 million. Fiscal year-to-date interest expense declined 33% to $4.6 million from $6.9 million in the prior-year period, reflecting the Company’s debt reduction actions. The $20 million structured capital raise completed in October, combined with current liquidity, supports continued execution on operational and strategic growth initiatives without near-term equity dilution.

Management believes the Company’s strengthened balance sheet and liquidity profile position AtlasClear to continue executing its operational and strategic growth initiatives.

Earnings Conference Call Information:

Date: Thursday, May 14, 2026

Time: 8:30 AM Eastern Time

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1763076&tp_key=54dd59e2e8

Participant Dial-In:

1-877-407-0752 or 1-201-389-0912

Call me™ Link: https://callme.viavid.com/viavid/?callme=true&passcode=13756265&h=true&info=company&r=true&B=6

Telephone Replay:

1-844-512-2921 or 1-412-317-6671

Access ID: 13760588

Replay Available Through: May 28, 2026, at 11:59 PM ET

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a technology-enabled financial services platform designed for trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its subsidiary Wilson-Davis & Co., Inc., a full-service correspondent broker-dealer registered with the SEC and FINRA, and its pending acquisition of Commercial Bancorp of Wyoming, AtlasClear seeks to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, follow us on LinkedIn or X and visit www.atlasclear.com.

To stay up to date on AtlasClear’s platform strategy and market perspective, subscribe to the Company’s YouTube channel and watch the Clearing the View by AtlasClear video series.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, its future operations and financial performance. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions.

Forward-looking statements include, but are not limited to, statements regarding expected future growth, correspondent onboarding activity, strategic initiatives, the proposed acquisitions of Commercial Bancorp of Wyoming and Dawson James Securities, future financial performance, future capital markets activity, and the Company’s ability to execute on its business strategy. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those anticipated.

For additional information regarding risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. AtlasClear undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:

AtlasClear Holdings, Inc.

Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:

Jeff Ramson, CEO

PCG Advisory, Inc.

Email: jramson@pcgadvisory.com